COGNIZANT TECHNOLOGY SOLUTIONS ANNOUNCES COMPLETION OF PREVIOUSLY ANNOUNCED TRANSFER OF CERTAIN PORTIONS OF SILVERLINE'S FINANCIAL SERVICES PRACTICE TUESDAY OCTOBER 29, 7:08 AM ET

TEANECK, N.J.--(BUSINESS WIRE)--Oct. 29, 2002--Cognizant Technology Solutions Corporation (Nasdaq: CTSH - News), a leading application management and e-business solutions provider, today announced that it has completed the previously announced transfer of Silverline's American Express practice to Cognizant.

The terms of the transaction were not disclosed.

About Cognizant Technology Solutions

Cognizant Technology Solutions (Nasdaq: CTSH - News) is a leading provider of custom software development, integration and maintenance services that link e-business with core information systems for companies worldwide. Cognizant operates under a high quality, high value onsite/offshore model that enables better, faster and more cost effective development and deployment of large-scale systems across a wide range of transaction intensive business needs.

Its more than 5,200 employees are committed to partnerships that sustain long-term, proven value in order to win in today's global marketplace. Cognizant was listed as one of the "Best Small Companies in America," by Forbes and as the top solutions provider and one of the top 200 Hot Companies by Business Week. Cognizant has been assessed at SEI/CMM Level 5, the highest possible rating.

Certain statements contained herein, including statements regarding the development of the Company's services, markets and future demand for the Company's services, projections on future growth potential, and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, reliance on large projects, concentration of revenue, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with rapid technological advances, risks associated with possible acquisitions, risks associated with the Company's strategic partnerships, various project-associated risks, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in the Company's filings and reports with the Securities and Exchange Commission.

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Contact:
   Cognizant Technology Solutions
   Larry Gordon, 201/678-2743
   lgordon@cognizant.com
    or
   FD Morgen-Walke
   Investors: Corey Cutler/Stephanie Prince
   Press: Brian Maddox/Scot Hoffman
   212/850-5600